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                                                                   EXHIBIT 10.12


                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                              UNIT OPTION AGREEMENT


         This Unit Option Agreement (this "Agreement") is being made and entered as of March 5, 2001, by and between Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("CREELP"), and Dennis H. Alberts ("Alberts").

                                    RECITALS

         Alberts is a valued officer of Crescent Real Estate Equities, Ltd. (the "General Partner"), the sole general partner of CREELP, and in that capacity serves the interests of CREELP. The General Partner wishes for CREELP to encourage Alberts to carry out his duties as an officer of the General Partner with vigor in the future.

         Section 4.7.A of the Second Amended and Restated Agreement of Limited Partnership of CREELP (as amended, the "Partnership Agreement"), authorizes CREELP to adopt a compensation plan for its employees pursuant to which CREELP may grant "Limited Partnership Interests" and "Units" (as defined therein) or options to acquire Limited Partnership Interests and Units, to one or more of its employees, upon such terms and conditions as might be deemed necessary or appropriate by the General Partner. The General Partner believes that this Agreement comes within the scope of that authorization.

         CREELP's affiliate, Crescent Real Estate Equities Company ("Crescent"), is a publicly held company. Because of his position as an executive officer of the General Partner and an executive officer of Crescent, Alberts is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); consequently Alberts is ineligible to participate in the 1995 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan, as the Plan's coverage is limited to employees, advisors and consultants who are not "Reporting Persons" under Section 16(a) of the Exchange Act.

         To induce Alberts to continue his involvement with, and enthusiastic and productive efforts for, the benefit of CREELP, CREELP, acting within the authority and power granted by Section 4.7.A of the Partnership Agreement, has offered to issue to him a unit option on the terms and subject to the conditions set forth in this Agreement.

         CREELP believes that the granting of a unit option pursuant to this Agreement will provide Alberts with an effective and reasonable personal incentive to perform with excellence and vigor all duties, assignments and responsibilities he will have for the benefit of CREELP.

         All capitalized terms used in this Agreement but not defined herein have the meanings ascribed to those terms in the Partnership Agreement.


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         In consideration of the foregoing recitals and mutual promises and covenants made herein, the parties hereby agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions hereof, CREELP awards and grants to Alberts an option (the "Option") to purchase from CREELP all or any part of a total of one hundred and fifty thousand (150,000) Units at a price of $43.68 per Unit on March 5, 2001. The number of Units to be associated with Alberts' Limited Partnership Interest when he is admitted to CREELP as an "Employee Limited Partner" (as defined in the Partnership Agreement) as a result of having exercised the Option shall be equal to the number of Units subject to the Option. Alberts' Limited Partnership Interest shall be calculated in accordance with the provisions of the Partnership Agreement based upon the number of Units, determined as set forth in the preceding sentence, to be associated with such Limited Partnership Interest.

         2. CHARACTER OF OPTION. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. TERM OF OPTION. The Option shall expire at 6:00 p.m., Fort Worth, Texas time, 10 years after the date on which the Option is granted, and Alberts shall have no further rights under the Option after that date.

         4. VESTING. The Option shall become fully vested on the first day during the term of the Option (the "Vesting Day") after the date that the trailing 10 trading day average Fair Market Value of a Share (as defined in Section 5 hereof) reaches $25.00, provided that Alberts is still employed on the Vesting Day by the General Partner, CREELP or Crescent.

Notwithstanding the foregoing provisions of this Section, CREELP may accelerate the vesting of the Option in whole or in part at any time and, in addition, the following special provisions shall apply:

                  (a) Mergers and Reorganizations. If, prior to the Vesting Day, Crescent or its shareholders enter into an agreement to dispose of all or substantially all of the assets of Crescent by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which Crescent is not the surviving entity, the Option shall become fully vested during the period commencing as of the date hereof to dispose of all or substantially all of the assets of Crescent and ending when the disposition of assets contemplated by that agreement is consummated or the Option otherwise terminates in accordance with its provisions or the provisions hereof, whichever occurs first; provided that the Option shall not become fully vested under this paragraph on account of any agreement of merger or other reorganization when the shareholders of Crescent immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of securities entitled to vote of the surviving entity immediately after the consummation of the transaction. The Option shall not become immediately exercisable if the


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         transaction contemplated in the agreement is a merger or reorganization in which Crescent will survive.

                  (b) Change in Control. Prior to the Vesting Day, the Option shall become fully vested in the event of the voluntary termination of Alberts for Good Reason, within twenty-four (24) months following a Change in Control. For purposes of this paragraph:

                           (i) "Good Reason" shall mean (A) a reduction in the
                  amount of Alberts' aggregate cash compensation (including base salary and any bonus) payable within any twelve-month period following such change in control below the amount of such aggregate cash compensation paid to, or accrued by the General Partner with respect to, Alberts in the twelve-month period immediately preceding the change in control; (B) the assignment of Alberts to any employment status other than a position comparable to his position immediately prior to the Change in Control and having duties comparable to those exercised by Alberts immediately before the Change in Control, or (C) a geographical relocation or attempted relocation of Alberts to an officer more than fifty (50) miles distance from Fort Worth, Texas, without Alberts' consent.

                           (ii) "Change in Control" shall mean the acquisition
                  of 15% or more of the voting securities of Crescent by any person or by persons acting as a group within the meaning of
                  Section 13(d)(3) of the Exchange Act (other than an acquisition by a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Exchange Act, or by any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) of Crescent or of its subsidiaries, including a trust established pursuant to such plan); provided that no change in control or threatened change in control shall be deemed to have


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                  occurred (A) if before the acquisition of, or offer to
                  acquire, 15% or more of the voting securities of Crescent, the full Board of Directors of Crescent (the "Board") has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer or (B) from (I) a transfer of Crescent's voting securities by Richard E. Rainwater ("Rainwater") to (a) a member of Rainwater's immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during Rainwater's lifetime or by will or the laws of descent and distribution; (b) any trust as to which Rainwater or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) is the beneficiary; (c) any trust as to which Rainwater is the settlor with sole power to revoke; (d) any entity over which Rainwater has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (e) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by Rainwater; or (II) the acquisition of voting securities of Crescent by either (a) Rainwater or (b) a person, trust or other entity described in the foregoing clauses (I)(a)-(e) of this subparagraph. The term "person" shall mean an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                  (c) Retirement. If prior to the Vesting Day, the Option shall become fully vested in the event of Alberts' Retirement. "Retirement" shall be deemed to occur if Alberts' employment terminates on or after the date on which he attains age 70.

                  (d) Disability. If prior to the Vesting Day, the Option shall become fully vested in the event of Alberts' death or Disability. "Disability" shall mean the absence of Alberts from Alberts' duties with the Operating Partnership, General Partner and Crescent on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or injury which renders Alberts unable to perform all of the material and substantial duties of his employment, as it existed immediately prior to such illness or injury, and which is reasonably expected to be permanent.

         5. METHOD OF EXERCISE. The Option shall be exercisable only to the extent that it is vested. The Option may not be exercised for a fraction of a Unit. The purchase price of any Units purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check,
(iii) by Units held by Alberts at the time of exercise, (iv) by a promissory note, such note to provide for the right to repay the note partially or wholly with Units and to bear interest at a rate at least equal to the applicable Federal rate (within the meaning of Section 7872(f)(2) of the Code), and otherwise to have such terms as shall be specified by the Committee, or (v) by delivery of a copy of irrevocable instructions from Alberts to a broker or dealer, reasonably acceptable to the General Partner, to sell certain of the common shares of beneficial interest, par value $.01 per share, of the Company ("Shares") acquired upon exercise of the Option and the exercise of "Exchange Rights" (as defined in the Partnership Agreement) or to pledge them as collateral for a loan and promptly deliver to Crescent the amount of sale or loan proceeds necessary to pay such purchase price. Subject to the limitations in clause (iv), the Committee may amend or revise the terms of a note issued pursuant to clause


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(iv), or replace it with a new note, provided that no such amendment or revision that could have an adverse effect on Alberts shall be effective without his consent. If any portion of the purchase price or a note given at the time of exercise is paid in Units, those Units shall be valued at the then Fair Market Value. "Fair Market Value" shall mean such value as will be determined by the General Partner on the basis of such factors as it deems appropriate; provided, however, that if Shares are traded on a national securities exchange, such value will be determined by the General Partner on the basis of the last sale price for the Shares on the date for which such determination is relevant, as reported on the New York Stock Exchange. If Shares are traded on more than one exchange, such value will be determined on the basis of the exchange trading the greatest volume of Shares on such date. In no event shall Fair Market Value be less than the par value of a Share. The Option shall be deemed to be exercised when written notice of exercise has been received by CREELP at its principal office from the person entitled to exercise the Option and payment for the Units with respect to which the Option is exercised has been received by CREELP in accordance with this Section 5.

         6. RIGHTS ON TERMINATION OF EMPLOYMENT. The Option shall be forfeited and returned to CREELP in the event Alberts ceases to be an employee of all of CREELP, the General Partner and Crescent, to the extent that it is not exercisable and vested at that time. To the extent that it is exercisable and vested at that time, it shall remain exercisable during the remaining initial term of the Option. If Alberts dies while serving as an employee of either CREELP, the General Partner or Crescent, the Option may be exercised, to the extent that it remains unexercised on the date of death, by his personal representative or by the distributees to whom Alberts' rights under the Option shall pass by will or by the laws of descent and distribution.

         7. TRANSFERABILITY. The Option shall not be transferable other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Alberts only by Alberts or by his legally authorized representative.

         8. COMPLIANCE WITH SECURITIES LAWS. Units shall not be issued upon the exercise of the Option unless the issuance and delivery of the Units (and the exercise of the Option) complies with all relevant provisions of federal and state law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Shares might then be listed, and shall be further subject to the approval of counsel for Crescent with respect to such compliance. The General Partner may also require Alberts to furnish evidence satisfactory to the General Partner and Crescent, including, without limitation, a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, and a representation that the Units are being acquired only for investment and without any present intention to sell or distribute the Units in violation of any federal or state law, rule or regulation. Further, Alberts shall consent to the imposition of a legend on the certificate representing the Units issued pursuant to an Award and Shares issued upon the exchange therefore restricting their transferability as required by law or by this Section.

         9. COMPLIANCE WITH PARTNERSHIP AGREEMENT. All Units and Exchange Rights issued upon the exercise of the Option are governed by, and subject to each of the terms and


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conditions of, the Partnership Agreement. Upon exercising the Option, Alberts shall be admitted to CREELP as an Employee Limited Partner pursuant to Section
4.7 of the Partnership Agreement in accordance with the terms of the Partnership Agreement and the procedures established by the General Partner for the admission of an Employee Limited Partner thereunder, and shall be deemed to have accepted and agreed to be bound by all the terms and conditions of the Partnership Agreement. The General Partner, in its sole and absolute discretion, may make the exercise of the Option subject to such further terms and conditions, including, without limitation, such additional terms and conditions for admission to CREELP or the exercise of Exchange Rights, as the General Partner may deem necessary, advisable or appropriate at the time of the exercise. Such additional terms and conditions may be set forth in resolutions adopted by the Board of Directors of the General Partner and/or Crescent, or in such other manner or document as the General Partner, in its sole and absolute discretion, deems necessary, advisable or appropriate.

         10. EXCHANGE RIGHTS. The Units issued upon the exercise of the Option shall have the Exchange Rights associated with the Limited Partnership Interest represented by the Units. Alberts acknowledges that, upon exercise of the Exchange Rights, Crescent pursuant to the Partnership Agreement has the option in its sole discretion to deliver cash or Shares in exchange for Units as to which Alberts exercises Exchange Rights. Crescent will deliver cash in exchange for the Units as to which Alberts has exercised Exchange Rights in lieu of the issuance or delivery of any certificate for the Shares upon the exercise of Exchange Rights unless:

                  (a) the shareholders of the Company have approved the Exchange Rights applicable to the Units that may be acquired upon exercise of the Option;

                  (b) the Shares have been admitted to listing on all stock exchanges on which Shares are then listed, unless the General Partner determines in its sole discretion that such listing is neither necessary nor advisable;

                  (c) all required registration or other qualification of the sale of the Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the General Partner in its sole discretion deems necessary or advisable has been obtained; and

                  (d) all approvals or other clearances from federal or state governmental agencies that the General Partner in its sole discretion determines to be necessary or advisable have been obtained.

         11. RESERVATION OF SHARES. Crescent shall at all times reserve and keep available such number of Shares as might be necessary to satisfy the requirements of Section 10 hereof and the number of Units as to which the Option is granted. In addition, Crescent shall from time to time, as is necessary to accomplish the purposes of this Agreement, use its best efforts to obtain from any regulatory agency having jurisdiction any requisite authority necessary to issue Shares upon the exercise of Exchange Rights related to the Units as to which the Option is granted. The inability of Crescent to obtain from any regulatory agency having jurisdiction the authority deemed by Crescent's counsel to be necessary for the lawful issuance of any Shares


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shall relieve Crescent of any liability in respect of the nonissuance of Shares as to which the requisite authority has not been obtained.

         12. TAX WITHHOLDING.

                  (a) Condition Precedent. The issuance of Units upon the exercise of the Option is subject to the condition that if at any time the General Partner determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with such issuances, then the issuances shall not be effective unless the withholding has been effected or obtained in a manner acceptable to the General Partner.

                  (b) Manner of Satisfying Withholding Obligation. If Alberts is required to pay to CREELP or the General Partner an amount required to be withheld under applicable income tax laws in connection with the exercise of the Option, such payment may be made (i) in cash, (ii) by check, (iii) by delivery to CREELP or the General Partner of Units already owned by Alberts having a Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld, (iv) through the withholding by CREELP ("Partnership Withholding") of a portion of the Units acquired upon the exercise of the Option or (v) in any other form of valid consideration, as permitted by the General Partner in its discretion.

         13. ADMINISTRATION.

                  (a) General Partner. This Agreement shall be administered by the General Partner. Subject to the provisions of this Agreement, the General Partner shall have the discretion and authority to prescribe, amend and rescind any reasonable rules and regulations necessary or appropriate for the administration of this Agreement; to modify or amend this Agreement or waive any conditions or restrictions applicable to the Option (or the exercise thereof); and to make all other determinations as advisable for the administration of this Agreement; provided, however, that any amendment or modification of this Agreement shall require the consent of Alberts which may be given or withheld in his discretion, with any such amendment to be made effective only by an instrument in writing signed by both the Operating Partnership and Alberts.

                  (b) Committee. The General Partner may delegate its authority under paragraph (a) of this Section to a Committee appointed by the General Partner, in which case all references herein to the General Partner that relate to the administration of this Agreement shall be deemed to be references to the Committee. As used herein, "Committee" shall mean a committee consisting of two or more members of the Board, each of whom shall be an "outside director" as defined in Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee




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         shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

                  (c) Assistance. CREELP shall supply full and timely information to the General Partner and/or the Committee on all matters relating to Alberts, his employment, death, retirement, Disability or other termination of employment, and such other pertinent facts as the General Partner or the Committee might require. CREELP shall furnish the General Partner and the Committee with such clerical and other assistance as is necessary to the performance of its duties.

         14. ACKNOWLEDGEMENTS BY ALBERTS. Alberts acknowledges that this Agreement does not grant him any right of continued employment with CREELP, the General Partner or Crescent. Accordingly, he may be removed as an officer of CREELP, the General Partner or Crescent in accordance with applicable law; if such event occurs while the Option is not fully vested, Section 6 hereof shall work a full or partial forfeiture of the Option. Alberts agrees that no duty of good faith or fair dealing shall be read into this Agreement against CREELP. Alberts understands and intends that this Agreement does not create a partnership, joint venture, or fiduciary relationship between Alberts and CREELP.

         15. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, and shall be binding upon and inure to the benefit of any successor or assign of CREELP and any executor, administrator, trustee, guarantor or other legal representative of Alberts. Headings of Sections and paragraphs of this Agreement are inserted for convenience of reference and constitute no part of this Agreement. CREELP shall request Crescent to furnish to Alberts copies of annual reports, proxy statements and all other reports sent to Crescent's shareholders and, upon Alberts' written request, a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of Crescent's most recent fiscal year. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made to the Option. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each Unit purchasable under the Option. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the General Partner, and any such adjustment may provide for the elimination of fractional share interests.


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         Executed as of the day and year first written above.


                                     CRESCENT REAL ESTATE EQUITIES
                                     LIMITED PARTNERSHIP

                                     By: Crescent Real Estate Equities, Ltd.
                                         its General Partner


                                     By:  /s/ John C. Goff
                                          -------------------------------------
                                          John C. Goff, Chief Executive Officer


                                          /s/ Dennis H. Alberts
                                     ------------------------------------------
                                          DENNIS H. ALBERTS

                                     ------------------------------------------
                                     Social Security Number of Alberts


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